                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that Warren S. Rustand hereby constitutes and appoints Mark E. Liebner as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-4 Resignation Statement regarding the offer of $150,000,000 7/8% Senior Notes due 2008 of Rural/Metro Corporation in exchange for its outstanding $150,000,000
 7/8% Senior Notes Due 2008 and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed on April 30, 1998 by Warren S. Rustand in the capacities and for the entities indicated.

                                          --------------------------------------
                                          Warren S. Rustand
                                          PRESIDENT and DIRECTOR
                                          of the corporations and of the general
                                          partners and members of the limited
                                          partnerships and limited liability
                                          companies, respectively, set forth on
                                          the attached Schedule

                                   SCHEDULE 1

                       Aid Ambulance at Vigo County, Inc.
                       Ambulance Transport Systems, Inc.
                        American Limousine Service, Inc.
                             Arrow Ambulance, Inc.
                          Beacon Transportation, Inc.
                       City Wide Ambulance Service, Inc.
                         Corning Ambulance Service Inc.
                                 Donlock, Ltd.
                             E.M.S. Ventures, Inc.
                      EMS Ventures of South Carolina, Inc.
                        Eastern Ambulance Service, Inc.
                            Eastern Paramedics, Inc.
                      Gold Cross Ambulance Services, Inc.
                   Gold Cross Ambulance Service of Pa., Inc.
                              Keefe & Keefe, Inc.
                         Keefe & Keefe Ambulette, Ltd.
                             LaSalle Ambulance Inc.
                           Medi-Cab of Georgia, Inc.
                  Medical Emergency Devices and Services, Inc.
                     Medical Transportation Services, Inc.
                    Medstar Emergency Medical Services, Inc.
                        Mercury Ambulance Service, Inc.
                                Metro Care Corp.
                                 MO-RO-KO, Inc.
                                 Multi Cab Inc.
                         Multi-Care International, Inc.
                      Multi-Care Medical Car Service, Inc.
                               Multi-Health Corp.
                         Myers Ambulance Service, Inc.
                   National Ambulance & Oxygen Service, Inc.
                      North Miss. Ambulance Service, Inc.
                       Physicians Ambulance Service, Inc.
                      Professional Medical Services, Inc.
                RISC America Alabama Fire Safety Services, Inc.
                            R/M Management Co., Inc.
                            R/M of Mississippi, Inc.
                          R/M of Tennessee G.P., Inc.
                          R/M of Tennessee L.P., Inc.
                            R/M of Texas G.P., Inc.
                               R/M Partners, Inc.
                          RMC Corporate Center, L.L.C.
                         Rural/Metro Argentina, L.L.C.

                           Rural/Metro Brasil, L.L.C.
                      Rural/Metro Canadian Holdings, Inc.
                   Rural/Metro Communications Services, Inc.
                Rural/Metro Corporation, an Arizona corporation
                       Rural/Metro Corporation of Florida
                      Rural/Metro Corporation of Tennessee
                          Rural/Metro Fire Dept., Inc.
                        Rural/Metro International, Inc.
                         Rural/Metro Mid-Atlantic, Inc.
                          Rural/Metro of Alabama, Inc.
                         Rural/Metro of Argentina, Inc.
                         Rural/Metro of Arkansas, Inc.
                         Rural/Metro of Arlington, Inc.
                          Rural/Metro of Brasil, Inc.
                        Rural/Metro of California, Inc.
                      Rural/Metro of Central Alabama, Inc.
                       Rural/Metro of Central Ohio, Inc.
                          Rural/Metro of Georgia, Inc.
                          Rural/Metro of Indiana, Inc.
                          Rural/Metro of Indiana, L.P.
                        Rural/Metro of Indiana II, L.P.
                         Rural/Metro of Kentucky, Inc.
                        Rural/Metro of Mississippi, Inc.
                         Rural/Metro of Nebraska, Inc.
                         Rural/Metro of New York, Inc.
                       Rural/Metro of North Florida, Inc.
                           Rural/Metro of Ohio, Inc.
                          Rural/Metro of Oregon, Inc.
                         Rural/Metro of Rochester, Inc.
                         Rural/Metro of San Diego, Inc.
                      Rural/Metro of South Carolina, Inc.
                       Rural/Metro of South Dakota, Inc.
                         Rural/Metro of Tennessee, L.P.
                           Rural/Metro of Texas, Inc.
                           Rural/Metro of Texas, L.P.
                     Rural/Metro Protection Services, Inc.
                        Rural/Metro Texas Holdings, Inc.
                                SW General, Inc.
                          Sioux Falls Ambulance, Inc.
                 South Georgia Emergency Medical Services, Inc.
                    Southwest Ambulance of Casa Grande, Inc.
               Southwest Ambulance of Southeastern Arizona, Inc.
                      Southwest Ambulance of Tucson, Inc.
                        Southwest General Services, Inc.
                        The Aid Ambulance Company, Inc.
                             The Aid Company, Inc.
    The Western New York Emergency Medical Services Training Institute Inc.
                         Towns Ambulance Service, Inc.
                         United Medical Services, Inc.
                           Valley Fire Service, Inc.
                          W & W Leasing Company, Inc.